Exhibit 3.223

ARTICLES OF INCORPORATION

OF

JAIME J. RODRIGUEZ, M.D. P.A.

ARTICLE I – Name

The name of this corporation shall be JAIME J. RODRIGUEZ, M.D. P.A.

ARTICLE II – Nature of Business

This corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida, provided such business shall be limited to the rendering of professional services for which the individual shareholders are required by law to be licensed or have otherwise obtained legal authorization. It is the intent hereby to create a professional service corporation pursuant to Chapter 621, Florida Statutes.

ARTICLE III – Capital Stock

The maximum number of shares of stock that this corporation is 100 authorized to have outstanding at any one time is shares of common stock having a nominal or par value of One Dollar and No/100 ($1.00) per share.

The personal liability of shareholders of this corporation, in their capacity as shareholder shall be no greater in any aspect than that of a shareholder-employee of a corporation organized under Chapter 607, Florida Statutes. Provided, further, the corporation shall be liable up to the full value of its property for any negligent or wrongful acts committed by any of its officers, agents or employees while engaged on behalf of the corporation in the rendering of professional services.

ARTICLE IV – Registered Office and Registered Agent

The initial Registered Office of this corporation shall be 4460 Sheridan Street, Hollywood, Florida, and shall serve as the principal office.

The initial Registered Agent of this corporation shall be WILLIAM F. LEONARD.

ARTICLE V – Directors

The number of directors constituting the initial Board of Directors shall be one. The names and addresses of each person serving on the initial Board of Directors are as follows:

NAME:	Jaime J. Rodriguez, M.D.
ADDRESS:	4460 Sheridan Street
Hollywood, Florida

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ARTICLE VI – Incorporator

The name and address of the Incorporator of these Articles of Incorporation is:

NAME:	Jaime J. Rodriguez, M.D.
ADDRESS:	4460 Sheridan Street
Hollywood, Florida

ARTICLE VII – Professional Services

It shall be unlawful for anyone not a licensed practitioner engaging in the professional services as a medical doctor to be an officer or corporate shareholder of this corporation.

I, the undersigned, being the only original Incorporator of the foregoing corporation, do hereby certify that the foregoing constitutes the proposed Articles of Incorporation of JAIME J. RODRIGUEZ, M.D., P.A. and I hereby declare and certify that the facts herein stated are true.

/s/ Jaime J. Rodriguez, M.D.
JAIME J. RODRIGUEZ, M.D.

STATE OF FLORIDA	)
SS:
COUNTY OF BROWARD	)

I HEREBY CERTIFY that this day in the next above named State and County, before me, an officer duly authorized and acting, personally appeared JAIME J. RODRIGUEZ, M.D. to me well known, and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged then and there before me that he executed said instrument for the purposes and reasons set out therein.

WITNESS my hand and official seal this 6th day of October, 1992.

/s/ Carol Bartel
Notary Public
My Commission Expires: May 5, 1994

ACCEPTANCE BY REGISTERED AGENT

I, WILLIAM F. LEONARD, designated as Registered Agent of JAIME J. RODRIGUEZ, M.D. P.A. in the Articles of Incorporation of said corporation, do hereby accept appointment as such at the registered office designated in Article IV, to-wit:

/s/ William F. Leonard
Registered Agent

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ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

JAIME J. RODRIGUEZ, M.D. P.A.

(DOCUMENT NO. V71221)

Pursuant to the applicable provisions Florida law, JAIME J. RODRIGUEZ, M.D. P.A., a Florida professional association (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article I of the Corporation’s Articles of Incorporation has been amended to read as follows:

“ARTICLE I – Name

The name of this corporation shall be JAIME J. RODRIGUEZ, M.D., INC.”

SECOND: Article II of the Corporation’s Articles of Incorporation has been amended to read as follows:

“ARTICLE II – Nature of Business

This Corporation may engage in any activity or business permitted under the laws of the State of Florida.”

THIRD: Article III of the Corporation’s Articles of Incorporation has been amended to delete paragraph 2.

FOURTH: Article VII of the Corporation’s Articles of Incorporation is hereby deleted in full.

FIFTH: The foregoing amendment was adopted on September 22, 1998.

SIXTH: The foregoing amendment was approved by the stockholders of the Corporation. The number of votes cast for the amendment was sufficient for approval. There were no voting groups entitled to vote separately on the amendment.

Jodi B. Laurence, Esq.

Florida Bar Number 860689

Broad and Cassel

7777 Glades Road, Suite 300

Boca Raton, Florida 33434

Telephone: (561) 483-7000

Fax Audit Number: H99000000747 8

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IN WITNESS WHEREOF, JAIME J. RODRIGUEZ, M.D. P.A. (to be known as JAIME J. RODRIGUEZ, M.D., INC.), a Florida corporation, has caused these Articles of Amendment to be signed by its President this 11th day of January, 1999.

JAIME J. RODRIGUEZ, M.D. P.A., a Florida professional association (to be known as JAIME J. RODRIGUEZ, M.D., INC.)

By:	/s/ Jaime J. Rodriguez
Jaime J. Rodriguez, President

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ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

JAIME J. RODRIGUEZ, M.D., INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective October 15, 1992 under the name of JAIME J. RODRIGUEZ, M.D., INC. and assigned Document No. V71221 (the “Corporation”).

1. Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of the Corporation are as follows:

RESOLVED, that Article I of the Articles of Incorporation of Jaime J. Rodriguez, M.D., Inc. is hereby authorized to be amended in its entirety to read as follows:

ARTICLE I – NAME

The name of the corporation shall be Southeast Perinatal Associates, Inc. (the “Corporation”).

2. The Articles of Amendment to the Articles of Incorporation were adopted by all of the directors and the sole shareholder of the Corporation as of December 3, 2013 in the manner prescribed by Section 607.1003, Florida Statutes.

3. The foregoing Articles of Amendment to the Articles of Incorporation of the Corporation shall be effective upon filing by the Florida Secretary of State.

CORPORATION:

JAIME J. RODRIGUEZ, M.D., INC.

Date: December 3, 2013	By:	/s/ Jay A. Martus
Jay A. Martus, Executive Vice President

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CERTIFICATE OF SECRETARY

JAY A. MARTUS, Secretary of JAIME J. RODRIGUEZ, M.D., INC. certifies as follows:

1.	the foregoing Articles of Amendment to the Articles of Incorporation of JAIME J. RODRIGUEZ, M.D., INC. were adopted pursuant to a unanimous consent of the sole shareholder and all of the directors, dated as of December 3, 2013; and,

2.	I have executed the foregoing Articles of Amendment to the Articles of Incorporation on behalf of the sole shareholder and all of the directors.

/s/ Jay A. Martus
Jay A. Martus, Secretary

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